Exhibit 10.1

Commercial Lease

DATE:		October 24, 2005

PARTIES:	LANDLORD:	CHINOOK BUSINESS PARK, L.L.C.,
A Washington limited liability company
1901 North Fourth Street
Yakima, Washington 98901

	TENANT:	HOUSEVALUES, INC.,
A Washington corporation
11332 N.E. 122nd Way
Kirkland, Washington 98034

LEASED PREMISES. The Leased Premises is located at 1700 North 6th Street, Yakima, Washington, on the Property legally described on Exhibit A attached hereto. The Lease is subject to all easements, restrictions, agreements of record, mortgages and deeds of trust, and zoning and building laws; provided, notwithstanding anything to the contrary in this Lease, Landlord represents that (i) the Leased Premises may be used by Tenant for the purposes authorized in this Lease; (ii) Landlord will deliver the Leased Premises in a broom clean condition, with all of Landlord’s personal property being stored in the Building and all debris removed, and the Leased Premises and Building otherwise ready for Tenant’s improvement work; (iii) the Building structure, foundation and roof and all Building systems are and shall be throughout the Initial Term and any extensions thereof in good working condition; and (iv) Landlord shall be responsible for all capital replacements and repairs to the structure, foundation and roof, as set forth in paragraph 6 below. The Leased Premises shall consist of (a) approximately 2.56 acres of the Real Property described on Exhibit A, together with all rights and appurtenances thereto, and (b) an office/warehouse building (“the Building”) containing an agreed upon thirty-six thousand one hundred thirty-four (36,134) square feet of rentable area, and (c) related primary and supplemental parking facilities shown on the Site Plan attached as Exhibit B, and rights attendant thereto as further defined and outlined in this Lease. A portion of the Building comprising approximately twelve thousand nine hundred eight-one (12,981) square feet, is designated on Exhibit B and shall be referred to herein as the “Reserved Area.” Tenant shall be entitled to use the Reserved Area for any and all Permitted Uses and to stage and install in the Reserved Area Tenant Improvements, together with Tenant’s furniture, fixtures and equipment; provided, however, if prior to the first anniversary of the Commencement Date (the “First Anniversary”) any of Tenant’s employees actually use any portion of the Reserved Area to conduct business operations thereon then, until the First Anniversary, the monthly Base Rent shall be increased by $0.38 per month for each rentable square foot of the Reserved Area so used by Tenant during such use. Use of the Reserved Area for storage shall not be considered a business activity triggering a Base Rent obligation. After the first anniversary of the Commencement Date, Tenant shall be entitled to use the Reserved Area for any Permitted Use by paying Base Rent in accordance with paragraph 2.1 below.

TENANT IMPROVEMENTS. Except as otherwise expressly set forth in this Lease, Tenant shall be responsible, at its sole cost and expense, for any and all alterations or improvements to the Leased Premises installed by Tenant that are necessary to accommodate the Tenant’s business authorized in this Lease. Any and all alterations or improvements to the Leased Premises made by Tenant shall be in strict accordance with the provisions of paragraph 6 of this Lease, whether made before or after the Lease Commencement Date. Except for parking facilities to be completed by Landlord in accordance with paragraph 11.7 below of this Lease or alterations or improvements necessary to satisfy Landlord’s obligations under this Lease, Tenant, by taking occupancy of the Leased Premises, accepts the Leased Premises in their then condition, excluding any material latent defects known to Landlord and not disclosed to Tenant, “AS IS”. Tenant agrees that any equipment or building fixture items that will have some material salvage value after they have been removed by Tenant’s contractor as part of Tenant’s Work will remain the property of Landlord and may be used or sold by Landlord as long as Landlord promptly removes such items from the Leased Premises. If Landlord does not remove such items from the Leased Premises promptly or fails to identify a salvageable item prior to its removal by Tenant’s contractor, Tenant shall be entitled to sell or otherwise dispose of such items as Tenant may determine. Landlord and Tenant agree to work cooperatively with each other and with Tenant’s contractor to identify, in advance of any actual Tenant Work if possible any equipment of fixtures that might have material salvage value to Landlord. Tenant shall have no obligation to store, maintain, preserve or account for any such equipment of fixture items.

AGREEMENT: LANDLORD HEREBY LEASES TO TENANT AND TENANT DOES HEREBY AGREE TO LEASE FROM LANDLORD THE ABOVE-DESCRIBED LEASED PREMISES UPON THE FOLLOWING TERMS AND CONDITIONS:

1. TERM.

1.1 Initial Term. The Lease term shall for a period of five (5) years, commencing on the later of: (i) October 22, 2005 or (ii) the date on which this Lease is signed and delivered by Landlord and Tenant (the “Commencement Date”) and shall terminate on the day prior to the fifth anniversary of the Commencement Date, at 5:00 p.m. (PST). If Tenant occupies the Premises prior to the Commencement Date, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Notwithstanding the foregoing, if by the Commencement Date Landlord does not deliver exclusive possession of the Leased Premises to Tenant as represented, then the Commencement Date shall be delayed until it is so delivered; provided, however, if Landlord fails to deliver exclusive possession of the Leased Premises to Tenant as represented by December 14, 2005, then Tenant shall have the right to terminate this Lease, unless the reason for Landlord’s failure is solely attributable to a Tenant breach of this Lease.

1.2 Option Term. Unless Tenant is then in material default under this Lease, Tenant shall have the option to extend the Initial Term of this Lease for one (1) additional five (5)-year period on the same terms and conditions as set forth in this Lease except as to rent, by giving Landlord written notice of exercise of this option at least six (6) months before the end of the Initial Term. Rent for the Option Term shall be ninety-five percent (95%) of the then Fair Market Rental (as defined below) of the Leased Premises to be mutually agreed to not less that ninety (90) days prior to the commencement date of the Option Term. Fair Market Rental shall mean then-current market rents for similarly-situated, similar quality buildings in the Yakima, WA area taking into consideration, without limitation, leasing concessions, landlord allowances and transaction costs then being offered to tenants for new lease transactions. If the parties are unable to agree on the Fair Market Value, then the parties will submit the determination of Fair Market Rental to binding and final appraisal in accordance with the appraisal procedures set forth in this paragraph. If the parties are unable to reach an agreement on the Fair Market Rental within thirty (30) days after Tenant gives Landlord written notice of its exercise of its option to extend, the parties shall negotiate in good faith and select one (1), qualified independent appraiser licensed in the state of Washington and familiar with the sale and rental of commercial real property in the area, which includes the Leased Premises. The parties shall each pay one-half ( 1/2) of the cost of such an appraisal. The Fair Market Rental determined by the appraiser (consistent with the limitations set forth in this paragraph) shall be used as the basis for the rent for the Option Term, unless Landlord or Tenant gives the other party written notice within fifteen (15) days from its receipt that the appraisal is not acceptable. The party objecting to the appraisal shall then obtain a second independent appraisal at such party’s sole cost and expense within thirty (30) days of such rejection. In such an event, the Fair Market Rental of the Leased Premises shall be the average of the initial appraisal and the second appraisal obtained by the party objecting to the initial appraisal. The appraisal process set forth above must completed no later than thirty (30) days prior to the expiration of the Initial Lease Term.

1.3 Early Termination Right. Notwithstanding the Initial Term set forth in paragraph 1.1 above, and provided Tenant is not in material default under this Lease Tenant shall have the right to terminate this Lease at any time after the third anniversary of the Lease Commencement Date). Tenant may exercise its limited right to terminate this Lease by providing Landlord written notice within six (6) months prior to the effective date of termination (which shall be no less than six (6) months after the date of notice of termination). If Tenant exercises its termination right, Landlord shall have the right to install “For Lease” signs three (3) months prior to the anticipated termination date and may show the Leased Premises to prospective tenants consistent with the terms and conditions of this Lease, by providing Tenant with reasonable advance notice of such showings and provided such access does not cause any material disruption to Tenant. Tenant shall continue to be liable for all Rent and Additional Rent up to and including the effective date of termination. As additional consideration to the Landlord for the lease termination rights set forth in this paragraph, in the event Tenant exercises its early termination right, Tenant shall pay to Landlord a lease termination fee equal to the unamortized balance of the commission paid to Tenant’s broker (amortized over the Initial Five (5)-Year Term). The early termination fee shall be paid one-half ( 1/2) with Tenant’s initial notice of termination and the remaining one-half ( 1/2) on the effective date of the termination set forth in the notice. Attached hereto as Exhibit C is an amortization schedule reflecting the early termination fee for each month of the Lease Term.

2. RENT.

2.1 Base Rent. Tenant shall pay Landlord monthly rent for the Initial Term of this Lease as set forth below, payable in advance in equal monthly installments on or before the first day of each calendar month during the term of this Lease.

Lease Months	Total
Months 1-3*	$0.00
Months 4-12**	$13,627.30 /month
Months 13-60	$18,560.80/ month

*Note: During months 1-3, Tenant shall pay its share of operating expenses (utilities, taxes, insurance premiums, etc.) monthly, in advance in accordance with the terms and provisions of this Lease. Tenant shall be entitled to the equivalent of no Base Rent for three (3) full months. Therefore, if the Commencement Date is not the first day of a calendar month, the Base Rent for the 4th month of the Term will be appropriately pro rated.

**Note: Subject to adjustment during said months in the event business activities are conducted in the Reserved Area prior to the first anniversary of the Commencement Date, as provided in the paragraph entitled “Leased Premises” above.

Upon signing this Lease, Tenant shall pay and deliver to Landlord the fourth (4th) month’s Base Rent in the amount of Thirteen Thousand Six Hundred Twenty-seven and 30/100 Dollars ($13,627.30), which shall be applied to the rent amounts first coming due under the Lease. If this Lease commences on a day other than the first day of a calendar month, for that partial month, the monthly Base Rent shall be prorated based on the actual number of days in a calendar month.

2.2 Interest and Late Charges. All rent and other payments not paid when due shall bear interest from the date due until fully paid at the rate of twelve percent (12%) per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law. In addition, Tenant acknowledges that late payment of any rent or other payment required by this Lease from Tenant to Landlord will result in collection costs to Landlord, the extent of which additional cost is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if it fails to make any rent or other payment required by this Lease to Landlord within ten (10) days of the date when it is due, Landlord may impose a late charge of five cents (5¢) per dollar, per month, of the overdue payment or One Hundred Dollars and No/100 ($100.00) per month, whichever is greater, to reimburse Landlord for the costs of collecting the overdue payment; provided, however, Landlord agrees to give Tenant at least one business day to cure a failure to pay an amount due before charging such a late fee unless Tenant has failed to pay an amount owed under this Lease when due on two or more prior occasions in the last twelve months. Tenant shall pay the late charge upon demand by Landlord. Tenant agrees that the late charge is a reasonable estimate of the costs to Landlord of collecting the overdue payment. Landlord may levy and collect the late charge in addition to all other remedies available for Tenant’s default, and collection of a late charge shall not waive the breach caused by the late payment.

2.3 Place of Payment. All rent payments required by this Lease shall be made directly to Landlord by delivering each monthly payment to Landlord or Landlord’s agent personally or by mailing the payment to Landlord at the address set forth in this Lease or to such other address as Landlord may, from time to time, designate in writing.

2.4 Net Lease Provision. All payments required to be paid by Tenant under this Lease, other than Base Rent, will constitute Additional Rent. This is intended to be a “triple net” Lease, meaning that, unless otherwise expressly set forth, Tenant shall pay, except as limited herein, all expenses reasonably incurred by Landlord relating to the reasonable repair, maintenance and operation of the Leased Premises (except with respect to any expenses that are Landlord obligations as described in this Lease) after commencement of the Lease term, and all rent (including Base and Additional Rent) shall be received by Landlord without set-off, offset, abatement, or deduction of any kind, except as otherwise expressly provided herein. Notwithstanding anything herein to the contrary, Tenant shall not be obligated to pay for any of the following: (i) legal fees, brokerage commissions, advertising costs, or other related expenses incurred by Landlord in connection with the leasing of space in the Building; (ii) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Building or common areas (but not including repairs, alterations, improvements or replacements made as a result of ordinary wear and tear); (iii) damage and repairs attributable to fire or other casualty; (iv) damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord’s employees, contractors or agents; (v) executive salaries or salaries of service personnel to the extent that such personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building; (vi) Landlord’s general overhead expenses not related to the Building; (vii) legal fees, accountants’ fees and other expenses incurred in connection with Landlord’s title to or interest in the Building, Leased Premises or any part thereof; (viii) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating or painting or altering space for tenants or other occupants of vacant space (excluding common areas) in the Building; (ix) costs incurred due to a violation by Landlord or any other tenant of the Building of the terms and conditions of a lease; (x) cost of any service provided to Tenant for which Landlord is reimbursed; (xi) any other expense which, under GAAP applicable to real estate operations, would not be considered a reasonable maintenance and operating expense; (xii) cost and expenses which would be capitalized under GAAP; and (xiii) costs incurred for a hazardous waste clean-up unless caused by Tenant. In no event shall Landlord charge any property management fees or charges or collect in excess of 100% of operating expenses and shall not recover any item of cost more than once. Tenant shall have the right to audit Landlord’s books and records pertaining to any prior operating expenses.

3. BUSINESS PURPOSE AND USE.

3.1 Permitted Use. Tenant may use the Leased Premises only for general office, light manufacturing (excluding recreational vehicle manufacturing) or retail uses, including (without limitation) operating a contact or call center business and activities reasonably related thereto, including (without limitation) recruiting and training, and for no other purpose without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall be permitted to use the Leased Premises at any and all times of each day, month and year of the Term, unless prohibited from doing so by applicable law.

3.2 Compliance with Laws. In connection with its use, Tenant shall comply, at its expense, with all applicable laws, regulations and requirements of any public authority, including those regarding maintenance, operation and use of the Leased Premises and any appliances on the Leased Premises (including signs). Without limiting the generality of the foregoing, after the Commencement Date of this Lease, Tenant, at its sole cost and expense, shall be responsible for complying with all applicable governmental rules and regulations required by Tenant’s specific use of the Leased Premises or changes in applicable laws, including, but not limited to, repairs or alterations to the interior, exterior or structure of the Leased Premises necessitated by changes in applicable building codes, handicapped access laws or similar regulations. Notwithstanding the foregoing, Landlord represents that it has not received any notice stating or is otherwise aware of any condition making the Leased Premises not currently in compliance with all applicable laws. This Section 3.2 shall not limit Landlord’s obligation to comply with any applicable laws related to the Building provided the non-compliance was not caused by Tenant.

3.3 Supervision. Tenant shall keep the Leased Premises clean and orderly. Tenant will supervise its employees and cause Tenant’s agents, independent contractors, employees, customers, suppliers and invitees to conduct their activities in such a manner as to comply with the requirements of this Lease and the rules and regulations described herein.

3.4 Storage, Trash. Tenant shall not store anything outside the Building except in strict compliance with requirements of the applicable governmental authority. Tenant shall dispose of its trash in a manner reasonably acceptable to Landlord, at Tenant’s expense, which shall include an obligation to provide cleaning and waste removal services a minimum of every other day that Tenant is open for normal business activities.

4. UTILITIES AND TAXES.

4.1 Utilities Generally. The Building is already currently served by electrical power, water and gas. Landlord shall not take any action to prevent Tenant from using the HVAC system serving the Leased Premises 24 hours per day, 7 days per week, 52 weeks per year. If electrical power, water and gas are not available to the Leased Premises as of the Lease Commencement Date as a result of Landlord’s acts or omissions, Tenant shall have the right (after notice to Landlord and opportunity to cure, not to exceed three (3) business days), in addition to any other right or remedy available to Tenant, to take whatever action Tenant may consider necessary or appropriate to obtain such services and to deduct the reasonable cost of obtaining such services thereof from the rent or other obligations owed under this Lease.

4.2 Payment. Tenant shall pay directly to the appropriate supplier all charges for utilities and services supplied to the Leased Premises and billed to Tenant, including, without limitation, hook-up and service charges for electricity, gas, telephone, water, sewer, wastewater discharge and garbage collection and janitorial services. If utility consumption is not separately metered to the Leased Premises, Tenant shall pay Landlord for all utilities consumed on the Leased Premises or any portion thereof at a rate which as nearly as possible represents the cost to Landlord of providing such utilities to Tenant. Payment shall be made within ten (10) days after Tenant receives the relevant billings from Landlord, or within the time permitted for payment by the utility company where Tenant is directly billed. Landlord represents that the Leased Premises are already connected to and are ready to receive electrical, water, telephone and sewer services. Tenant may make its own arrangements for janitorial and trash removal services. Landlord shall cooperate in permitting Tenant to make arrangements to have all utility services that are supplied to the Leased Premises billed directly to Tenant.

4.3 Interruption of Service. Landlord shall not be liable for any failure or interruption of utilities or services to the Leased Premises, unless caused by the negligence of Landlord or its agents. If Landlord fails to cooperate with Tenant and the service provider in restoring any interruption of utilities or services, to the extent Landlord’s cooperation is needed or may be of assistance in restoring such utilities or services and are requested by Tenant, Tenant shall have the right, in addition to any other right or remedy available to Tenant, to take whatever action Tenant may consider necessary or appropriate to restore such utilities or services, and to deduct the reasonable cost thereof from the rent or other obligation owed under this Lease.

4.4 Taxes and Assessments.

4.4.1 Taxes and Other Payments. In addition to Base Rent, Tenant shall pay as additional rent its share of all real property taxes and assessments of any public authority levied or assessed against the Leased Premises after the Commencement Date. Landlord or Tenant shall have the right to contest, in Landlord’s name, all such taxes; provided, however, Tenant shall pay for the cost of reasonably contesting any such taxes. Real property taxes and assessments shall include all real property taxes and assessments of any public authority assessed against the Leased Premises and improvements located thereon, and rent tax, gross receipts tax, tax on Landlord’s interest under this Lease, or any tax in lieu of the foregoing, whether or not such tax is now in effect (excluding any Tenant tax based on Landlord’s net income).

Tenant’s “share” of taxes and assessments shall be a percentage thereof equal to the percentage which the net rentable area of the building leased by Tenant bears to the total net rentable area of the building located on the Leased Premises; provided, however, taxes or assessments on any improvements solely used by Tenant and separately assessed by the applicable taxing authority, and all utilities and operating expenses associated with improvements solely used by Tenant, shall be paid in full by Tenant. Tax payments for any partial assessment period shall be prorated between Landlord and Tenant and paid in advance. Tenant’s share of all other real property, taxes and assessments shall be paid to Landlord no less than ten (10) days prior to their date due to the applicable taxing authority. If not separately billed or charged to Tenant, Landlord shall promptly provide Tenant with copies of all assessment notices, the tax statements or other sufficient documentation of the amount and due date of all such taxes, which shall then be timely paid by Tenant. If Tenant fails to timely pay any real property taxes, charges or assessments, Landlord may pay such amounts and the cost thereof, together with interest at the rate of twelve percent (12%) per annum, shall be immediately due and payable from Tenant to Landlord. Tenant shall pay such amounts to Landlord with the monthly rental payment next falling due.

4.4.2 Personal Property Taxes. Tenant shall also pay, before delinquency, any and all taxes levied or assessed on or as a result of Tenant’s leasehold improvements, equipment, furniture, fixtures and any other personal property located on the Leased Premises. In the event any or all of Tenant’s leasehold improvements, equipment, furniture, fixtures, and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant from Landlord of the taxing authorities’ statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

5. INSURANCE AND INDEMNITY PROVISIONS:

5.1 Liability Insurance. Tenant, at its expense, shall obtain and keep in force during the entire term of this Lease a broad form policy of commercial general liability insurance. Such policy or policies shall provide for liability coverage with minimum combined single limits for bodily injury and property damage per occurrence in amounts not less than Two Million Dollars ($2,000,000). The limits of liability insurance required by this paragraph shall not, however, limit the liability of Tenant hereunder. The Tenant’s liability insurance required by this paragraph shall be made on an “occurrence” basis and not on a “claims made” basis. The liability insurance referred to in this paragraph 5.1 may be provided under (i) an individual policy covering the Leased Premises, or (ii) a blanket policy or policies that include other liabilities, properties and locations of Tenant; so long as the amount and coverage of insurance required to be carried under this Section 5 is not diminished, or (iii) a combination of the foregoing insurance programs. To the extent any deductible is permitted or allowed as part of any insurance policy carried by Tenant in compliance with this Section 5, Tenant shall be deemed to be covering the amount of such deductible under an informal plan of self-insurance; provided, however, that in no event shall any deductible exceed Five Thousand Dollars ($5,000).

5.2 Property Insurance of Tenant. Tenant, at its expense, shall maintain in effect (a) a property insurance policy using the “Causes of Loss - Special Form” on furnishings, trade fixtures, inventory and equipment located on the Leased Premises, for their full replacement value and (b) similar insurance on all plate glass on the Leased Premises for its replacement cost. The applicable proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the leasehold improvements, fixtures, equipment and plate glass so insured.

5.3 Property Insurance of Landlord. Landlord shall maintain in effect property insurance covering the Leased Premises (except those items specified in paragraph 5.2), but not the contents thereof, using the “Causes of Loss - Special Form” covering loss or damage to the Leased Premises in an amount equal to the full replacement value thereof. Such insurance shall include at a minimum those coverages described in Exhibit F attached hereto. Tenant shall reimburse Landlord for its prorata share of the cost of such insurance as an operating expense calculated in the same manner as Tenant’s share of real estate taxes set forth in paragraph 4.4.1 above.

5.4 Insurance Policies. All Tenant’s insurance policies shall name Landlord as an additional insured and shall be with companies and with loss-payee clauses reasonably satisfactory to

Landlord. Copies of all policies or certificates evidencing such insurance shall be delivered to Landlord by Tenant prior to Tenant’s occupancy of the Leased Premises. All policies shall bear endorsements requiring thirty (30) days’ written notice to Landlord prior to any change or cancellation.

5.5 Waiver of Subrogation. Tenant and Landlord each waive any and all rights of recovery against the other, or against the employees, agents and representatives of the other, for loss of or damage to such waiving party, property, or property of others under its control, where such loss or damage is insured against under any third party insurance policy in force at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant.

5.6 Indemnity of Tenant and Landlord. Tenant shall defend, indemnify and hold Landlord harmless from any and all costs, claims or liability arising from any third party claim pertaining to: (1) Tenant’s use of the Leased Premises; (2) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Leased Premises; (3) any breach or default in the performance of Tenant’s obligations under this Lease; (4) any misrepresentation or breach of warranty by Tenant under this Lease; or (5) other acts or omissions of Tenant. Tenant shall defend Landlord against any such costs, claims or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any reasonable legal fees or costs reasonably incurred by Landlord in connection with any such claim. Tenant shall not however be obligated to indemnify Landlord to the extent any such claim or loss is caused by the concurrent negligence of Landlord or its agents or employees. As used in this paragraph, the term “Tenant” shall include Tenant’s officers, employees, agents, contractors and invitees, if applicable. Landlord shall defend, indemnify and hold Tenant harmless from any and all costs or liability arising from any third party claim pertaining to (1) Landlord’s use of the Leased Premises; (2) the conduct of Landlord’s business or anything else done by Landlord in or about the Leased Premises; (3) any breach or default in the performance of Landlord’s obligations under this Lease; (4) any misrepresentation or breach of warranty by Landlord under this Lease; or (5) other acts or omissions of Landlord. Landlord shall defend Tenant against any such costs, claims or liability at Landlord’s expense with counsel reasonably acceptable to Tenant or, at Tenant’s election, Landlord shall reimburse Tenant for any reasonable legal fees or costs reasonably incurred by Tenant in connection with any such claim. Landlord shall not however be obligated to indemnify Tenant to the extent any such claim or loss is caused by the concurrent negligence of Tenant or its agents or employees.

6. MAINTENANCE, REPAIRS AND ALTERATIONS.

6.1 Landlord’s Obligations. Except for damage caused by any negligent or intentional act or omission of Tenant or Tenant’s agents, employees or invitees, Landlord, at Landlord’s expense shall keep in good order, condition, and repair the capital and structural components of the Leased Premises defined as the foundation, footings, concrete slabs, concrete pier, structural steel, roof deck and skin, exterior walls (excluding painting), facade, and the existing plumbing and sewer lines in or serving the Building (excluding any new plumbing or sewer lines installed by Tenant) and the underground utilities (from the real property boundary line to the point they enter the Building located on the Premises), and capital improvements to the parking lot (e.g., repaving or replacement of light fixtures or drainage systems). Landlord shall not be required to maintain in the Leased Premises the interior surface of exterior walls, floors, interior windows, doors, or interior plate glass. Landlord shall have no obligation to make repairs under this paragraph 6.1 until a reasonable time after receipt of written notice of the need for such repairs or the need for such repairs otherwise comes to the attention of Landlord, but shall make all repairs promptly following receipt of any such notice or after becoming aware of the need for such repairs. The definition of capital components shall be based on Generally Accepted Accounting Principels (GAAP).

6.2 Tenant’s Obligations. Tenant, at Tenant’s expense, shall keep in good order, condition, and repair the Leased Premises and every part or portion thereof not required to be repaired and maintained by Landlord. Other than with regard to those components to be maintained and repaired by Landlord, Tenant shall be responsible to maintain and keep in a good working state of repair the Leased Premises, including without limitation, to the extent not the responsibility of Landlord, the maintenance, replacement and repair of any windows, plate glass, signs, doors, window casings, glazing, heating, ventilating, air conditioning systems, and plumbing, electrical wiring and conduits serving the Leased Premises and general maintenance and upkeep on all parking and landscaped areas (including general maintenance and irrigation, ice and snow removal, and parking lot striping or cleaning). Tenant shall be responsible for providing (or contracting for) customary building services including routine maintenance of mechanical, electrical, sprinkler and HVAC systems for the Premises and interior cleaning at Tenant’s sole expense. Landlord shall deliver the Leased Premises to Tenant with the heating, ventilating, and air conditioning systems, plumbing and electrical conduits, circuit breakers, panel boxes, meters and water heaters in good working order and condition. Tenant shall promptly repair any damage to any elements to be maintained and repaired by Tenant from damages caused by any burglary or attempted burglary. Tenant shall keep the glass on all windows and doors clean and presentable, replace immediately all broken glass in the Building; make any necessary repairs to, or replacements of, all doors and door closure apparatus and mechanisms; keep all plumbing clean and in a good state of repair, including pipes, drains, toilets, basins, water heaters and those portions of the heating system within the walls of the Premises, and keep all utilities, including the circuit breakers, panel boxes and meters in a good state of repair. Additionally, it shall be the Tenant’s responsibility to maintain and repair any and all improvements installed by Tenant to the extent they are not damaged by Landlord’s failure to repair or maintain the Building as described in this Lease. Nothing herein shall obligate Tenant to repair or maintain the Leased Premises with regard to any condition caused by (i) ordinary wear and tear; (ii) a casualty or condemnation; or (iii) any act or omission of Landlord or any failure by Landlord to comply with this Lease.

6.3 Surrender of Leased Premises. On the last day of the term of this Lease, or on any sooner termination, Tenant shall surrender the Leased Premises to Landlord in good condition, ordinary wear and tear excepted. Other than ordinary wear and tear, Tenant shall repair any damage to the Leased Premises occasioned by Tenant’s use thereof or by the removal of Tenant’s trade fixtures, furnishings, and equipment, which repair shall include the patching and filling of holes and repair of any structural damage.

6.4 (a) Landlord’s Rights if Tenant Fails To Perform Tenant’s Obligations. If Tenant fails to perform any of its repair or maintenance obligations under this Lease within twenty (20) days after written notice from Tenant, or sooner if an emergency exists or the failure renders the Leased Premises a danger to persons or property, then in addition to any other right or remedy that may be available, Landlord may, at its option (but shall not be required to), enter upon the Leased Premises and put the Leased Premises in good order, condition, and repair consistent with the requirements of this Lease; provided, however, Landlord shall, except in an emergency situation, undertake such repairs and actions so as not to unreasonably interfere with Tenant’s business activities and operations in the Leased Premises, and will undertake and perform such work with all reasonable diligence. If the cost of such repairs is an obligation of Tenant, the reasonable cost thereof, together with interest thereon at the rate of twelve percent (12%) per annum, shall become due and payable as additional rent to Landlord, together with Tenant’s next rental installment.

(b) Tenant’s Rights if Landlord Fails To Perform Landlord’s Obligations. If Landlord fails to perform any of its obligations under this Lease within twenty (20) days after written notice from Tenant, or sooner if the failure renders the Leased Premises unusable or a danger to persons or property, then Tenant, in addition to any other right or remedy that may be available, shall have the right to take action to repair the Leased Premises or otherwise correct Landlord’s non-performance. If the cost of such repairs is an obligation of Landlord, the reasonable cost thereof, together with interest thereon at the rate of twelve percent (12%) per annum, shall be immediately due and payable from Landlord to Tenant and if not paid within thirty (30) days may be deducted from the next rent amount owed under this Lease.

6.5 Alterations and Additions. Except as otherwise expressly authorized in this Lease, Tenant shall make no alterations, additions or improvement in, on, to or about the Leased Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and such conditions may include (other than with respect to Tenant’s Improvements) a requirement that Tenant remove such alterations, improvements, additions or utility installations at the expiration of the Lease Terms and restore any damage caused by such removal. Before commencing any work relating to such alterations, additions, and improvements affecting the Leased Premises (none of which are required or requested by the Landlord, nor are any alterations the obligation of Tenant under this Lease), Tenant shall notify Landlord in writing of the expected date of commencement and completion thereof and shall provide Landlord the plans for the work, and if approved by Landlord, Tenant shall perform the work in strict accordance with the approved plans using contractors reasonably approved by Landlord. Tenant shall pay, when due, all claims for labor, materials furnished for or to Tenant or for use in or on the Leased Premises. Tenant shall not permit any mechanics or materialman liens to be levied against the Leased Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant’s agents or contractors in connection with work of any character performed or claimed to have been performed on the Leased Premises by or at the direction of Tenant; provided, Tenant may in good faith contest any claim of lien so long as it prevents foreclosure and, in such event, Tenant shall defend and hold Landlord harmless from any consequences of such action, including costs and reasonable attorney’s fees incurred. Unless Landlord requires their removal, all alterations, improvements, or additions that may be made on the Leased Premises shall become the property of Landlord and remain upon and be surrendered with the Leased Premises at the expiration of the lease term. Notwithstanding the foregoing, Tenant’s machinery, equipment, and trade fixtures shall remain the property of the Tenant and may be removed by Tenant subject to the provisions of paragraph 6.3 above.

6.6 Entry and Inspection. Landlord or its agents may enter the Leased Premises at any reasonable time to determine Tenant’s compliance with this Lease, to make necessary repairs, or to show the Leased Premises to prospective tenants or purchasers. Landlord shall not unreasonably interfere with Tenant’s business operations when exercising the entry and inspection rights set forth in this paragraph.

6.7 Tenant’s Authorized Alterations. Subject to Landlord’s reasonable approval and in accordance with the provisions of paragraph 6.5 above, Tenant, at its sole cost and expense, shall have the right to replace or add additional HVAC units or mechanical systems as Tenant requires on concrete pads located on the ground adjacent to the Building or on the roof of the Building. Tenant, at its sole cost and expense, also may install any telecommunications equipment or emergency generators and UPS systems needed for Tenant’s authorized use on the Building or Leased Premises. All such additional alterations are subject to Landlord’s review and reasonable approval in accordance with the provisions of paragraph 6.5 above, which approval will not be unreasonably conditioned or delayed. In the event Tenant is required to penetrate the roof membrane of the Building located on the Leased Premises, Tenant shall cause the penetration to be sealed so as to avoid leaking, and when any such equipment is removed upon Lease expiration or early termination and the roof shall be patched or repaired in good condition using a qualified roofing contactor. Subject to Landlord’s review and approval of plans and their proposed location in accordance with the provisions of paragraph 6.5 above, Tenant at its sole cost and expense may construct a cafeteria in the Building located on the Leased Premises and a patio or smoking area outside the Building. Notwithstanding anything to the contrary in this Lease, Landlord acknowledges the acceptability of the improvements and alterations generally described in Exhibit D attached hereto (“Tenant’s Planned Improvements”), which alterations and improvements Tenant intends to make to the Leased Premises soon after the Commencement Date. Landlord shall not later object to or take action to delay or frustrate Tenant’s Planned Improvements and, unless so noted on Exhibit D, Tenant shall not be obligated to remove Tenant’s Planned Improvements at the end of the Lease Term.

7. RECONSTRUCTION AND RESTORATION.

7.1 Minor Damage. If during the term hereof the Leased Premises are damaged by fire or other perils and such damage is not “substantial,” (as defined in Section 7.2 below) Landlord shall promptly repair such damage at Landlord’s expense and apply any and all insurance proceeds to such restoration, including, but not limited to, those provided for in Section 5 hereof, and this Lease shall continue in full force and effect, provided, however, that the requirement to rebuild and restore the Leased Premises shall not extend to any furnishings, fixtures or equipment which Tenant has previously installed in the Leased Premises, whether or not title to such items had passed to the Landlord under other provisions of this Lease. Notwithstanding the foregoing, if there are insufficient insurance proceeds available to Landlord to rebuild and restore the Leased Premises damaged by casualty (unless Tenant, at its option, agrees to pay the deficiency) or Landlord fails to complete the restoration within nine (9) months, Tenant shall have the right, at its option, to terminate this Lease. Notwithstanding the foregoing, if there are insufficient insurance proceeds available to Landlord to rebuild and restore the Leased Premises damaged by casualty arising out of an act or omission of Tenant, Tenant shall pay the deficiency within thirty (30) days of substantial completion of the restoration.

7.2 Substantial Damage. If during the term hereof the Leased Premises are destroyed or damaged by fire or other perils in an amount exceeding twenty-five percent (25%) of its full construction/replacement cost, then Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days after the date of such damage. Otherwise, Landlord shall proceed with reasonable diligence to restore the Leased Premises to a condition comparable to that existing prior to the damage. Landlord shall notify Tenant within thirty (30) days of any such damage of the time required to repair and restore the Leased Premises and if such time is reasonably estimated to exceed nine (9) months then Tenant shall have the right to terminate this Lease. Tenant shall cooperate with Landlord during the period of repair and vacate all or any part of the Leased Premises to the extent necessary for the performance of the required work. If Landlord repairs or rebuilds, all insurance payments for fire damage or destruction to the improvements on the Leased Premises shall be used for the sole purpose of repairing, rebuilding and/or restoring the improvements on the Leased Premises, unless this Lease is terminated as the result of such damage or destruction. If the improvements on Leased Premises are not rebuilt or restored, the insurance proceeds for loss of Landlord’s building and property and loss of rent shall become the sole property of Landlord, and the Lease shall terminate effective as of the date of such damage or destruction. If any Substantial Damage, or any other damage that makes the Leased Premises not reasonably useable by Tenant for its intended use, is not fully repaired and the improvements on the Leased Premises fully restored within 9 months, Tenant shall have the right to terminate this Lease. Tenant shall release its interest and endorse all insurance proceed checks to Landlord (except for Tenant’s own business interruption insurance) when no rebuilding is undertaken, or for the payment of rebuilding and restoration costs when such is undertaken. Property insurance on Tenant’s trade fixtures, equipment and personal property shall be the property of Tenant.

7.3 Abatement of Rent. The Base Rent and Additional Rent shall be equitably abated during the period that the Leased Premises are not reasonably usable for Tenant’s use. If the damage does not cause any material interference with Tenant’s use, there shall be no rent abatement.

7.4 Repair of Tenant’s Property. Repair, replacement, or restoration of any fixtures, equipment and personal property owned by Tenant and Tenant improvements shall be the responsibility of Tenant.

7.5 Damage During Last Year of the Lease Term. If the improvements on the Leased Premises are destroyed or substantially damaged during the last Lease year of the Initial Lease Term or the last Lease Year of an Option Term, then either Landlord or Tenant shall have the right, at its option, to terminate this Lease by written notice to the other party within thirty (30) days of the damage or destructive event.

8. ASSIGNMENT AND SUBLETTING.

8.1 Landlord’s Written Consent Required. Except as otherwise permitted herein, Tenant shall not engage in a “Transfer” without obtaining the prior written consent of Landlord, nor shall any Transfer of this Lease be effectuated by operation of law or otherwise without the prior written consent of Landlord. Landlord shall not unreasonably withhold, condition or delay its consent to any Transfer request. As used in this paragraph, “Transfer” shall mean and include (a) any assignment of Tenant’s interest in this Lease, (b) the subletting of all or a portion of the Leased Premises, or (c) any mortgaging or encumbering of Tenant’s interest in this Lease.

8.2 Notice of Transfer. If Tenant desires to engage in a Transfer, Tenant shall first give written notice (“Tenant’s Notice”) to Landlord of its intention to do so, which notice shall contain the name of the proposed transferee, a reasonably detailed description of the proposed transferee’s business to be conducted on the Leased Premises and the terms and provisions of the proposed Transfer. Tenant shall also provide Landlord copies of any proposed Transfer documents and additional business and financial information concerning the proposed transferee, including copies of the actual assignment or sublease documents when they become available. As consideration for review of Tenant’s assignment request, Tenant shall pay to Landlord a transfer review fee in the amount equal to the lesser of Landlord’s actual legal expenses or Five Hundred Dollars ($500.00).

8.3 Effect of and Conditions on Consent to Transfer. Landlord’s consent to any Transfer shall not be construed as a waiver or release of Landlord’s right to grant or withhold consent to any future Transfer request. Landlord’s acceptance of rent from any proposed transferee shall not be construed as a waiver of or release of Tenant from any term, covenant or obligation under this Lease. If Landlord elects to consent to a Transfer, Landlord may condition its consent on reasonable factors, including the execution by the proposed transferee of an assumption document in a form reasonably satisfactory to Landlord pursuant to which the transferee assumes all of Tenant’s obligations pursuant to this Lease and provides that the transferring Tenant shall remain jointly and severally liable for the payment of rent, and the performance of all terms, covenants and conditions of this Lease. In addition, as additional consideration for Landlord’s consent to any transfer, any rent or other consideration accruing to Tenant as a result of the transfer which is in excess (net of reasonable costs incurred in connection with the Transfer transaction) of the then rent being paid by Tenant for the portion of the Leased Premises affected by the proposed transfer, fifty percent (50%) of such excess shall be paid by Tenant to Landlord as Additional Rent. Without limiting the reasons Landlord may rely upon to reject a proposed Transfer, Landlord shall not be required to consent to a Transfer, and its refusal to consent shall be deemed reasonable, if any of the following conditions exists:

(a) The proposed transferee’s net worth is not equal to or greater than Tenant as of the date of this Lease or other rent payment assurances are not reasonable available to Landlord;

(b) The proposed transferee has an unsatisfactory credit record;

(c) The Transfer would involve a change of use at the Leased Premises not permitted by this Lease;

(d) As a result of the proposed Transfer, Landlord would be required to incur additional costs (unless Tenant or transferee will reimburse Landlord for these costs;

(e) Tenant is in material default pursuant to this Lease beyond any applicable cure period.

8.4 Permitted Transfers. Notwithstanding the foregoing, provided Tenant is not in material default and subject to the terms and conditions contained in this paragraph 8.4, Tenant may assign its interest in the Leased Premises without seeking Landlord’s consent to the following “permitted transferees”: (a) A parent, affiliate or subsidiary of Tenant, or (b) A person or entity that purchases substantially all the stock or assets of Tenant. Tenant may transfer its interest to a permitted transferee only if the following conditions are met: (i) the proposed transferee may use the Leased Premises only for the use permitted in this Lease, and (ii) the proposed transferee shall execute a document in a form reasonably satisfactory to Landlord pursuant to which the transferee assumes all of Tenant’s obligations pursuant to this Lease that arise after the effective date of the Transfer. Any Transfer by Tenant under this paragraph, whether to a permitted transferee or to a transferee that requires Landlord’s consent, shall not act to release Tenant from its obligations under this Lease and Tenant shall remain primarily liable of the performance of each and every term and condition of this Lease.

9. CONDEMNATION.

9.1 Entire or Substantial Taking. If all or any “substantial portion” of the Leased Premises shall be taken under the power of eminent domain (sometimes hereinafter referred to as “condemnation”), Landlord or Tenant shall have the right at its option to terminate this Lease effective on the date the condemning authority takes possession. Upon such termination, Tenant shall surrender possession of the Leased Premises to Landlord. Landlord or Tenant may exercise its termination rights by notifying the other party in writing of its option to terminate the Lease within sixty (60) days following the date on which the parties receive notice of the proposed taking. For purposes of this paragraph, a sale by Landlord to any authority with power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain under this paragraph.

9.2 “Substantial” Taking. For purposes of this paragraph, a condemnation of a “substantial” portion of the Leased Premises shall mean any of the following:

9.2.1 If any portion of the floor area of Tenant’s leased space in the Building located on the Leased Premises is taken in the condemnation; or

9.2.2 If, regardless of the value of the amount of the Leased Premises taken, the cost of repairing and restoring the remainder of the Leased Premises for Tenant’s authorized use, less the value of the proceeds received from the condemning authority as compensation for the taking, exceeds twenty-five percent (25%) of the value of the entire Leased Premises prior to condemnation.

9.3 Partial Taking. In the event of any condemnation which does not result in a termination of this Lease, this Lease shall remain unaffected except the Base Rent shall be equitably abated to the extent that Tenant is deprived of use of the Leased Premises. In the event the Lease is not terminated following a condemnation, Landlord will, at its expense, restore with reasonable diligence the remaining portions of the Leased Premises to as near its former condition as is reasonably possible provided further that the requirement to restore the Leased Premises shall not extend to any furnishings, fixtures or equipment which Tenant had previously installed in the Leased Premises, whether or not title of such items had passed to Landlord under other provisions of this Lease.

9.4 Loss of Parking. In the event that more than twenty-five percent (25%) of the square footage of the parking area is taken under the power of eminent domain by any public or quasi-public authority, and provided Landlord has not provided suitable replacement parking within ninety (90) days substantially in accordance with paragraph 11.7 below, then Tenant shall have the right to terminate this Lease as of the date of the taking. Notice of any termination relating to such eminent domain proceeding must be made within sixty (60) days after Tenant’s receipt of written notice of such taking. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

9.5 Awards. Any award for taking of all or any part of the Leased Premises under the power of eminent domain shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord an interest in, any award to Tenant for loss of, damage to, or cost of removal of Tenant’s trade fixtures and removable personal property, or for damages for cessation or interruption of Tenant’s business. Landlord shall keep Tenant apprised on a timely basis of any all condemnation proceedings or threats of condemnations pertaining to the Leased Premises and Landlord represents that it is not currently aware of any pending or threatened condemnation actions pertaining to the Leased Premises.

10. SIGNS. No signs or advertising shall be erected or placed on the exterior of the Leased Premises or anywhere else on the Leased Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Any and all signs approved by Landlord must be installed and maintained in compliance with any applicable requirements of any governmental authorities having jurisdiction and Tenant shall obtain and keep in force any licenses required for such signage. All such signage shall be at the sole cost and expense of Tenant. Landlord will fully cooperate with Tenant in filing any required signage application, permit and/or variance for Tenant’s signage with respect to the Leased Premises. At Landlord’s request, Tenant shall remove any and all signs prior to the expiration of the Lease Term. Notwithstanding anything herein to the contrary, Tenant shall have the right to install exclusive signage on the exterior of the Building and on a monument or pylon sign. Such signage will be at Tenant’s expenses and will be subject to appropriate permits and approvals by regulatory authorities having jurisdiction and Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.

11. OTHER RIGHTS AND OBLIGATIONS OF PARTIES.

11.1 Liens. Tenant shall pay as due all claims for work done on the Leased Premises or for services rendered or materials furnished to the Leased Premises and shall keep the Leased Premises free from any liens other than liens created by Landlord. If Tenant fails to pay such claim or to discharge any lien, Landlord may do so and collect such amount as additional rent. Amounts paid by Landlord shall bear interest and be repaid by Tenant as provided in paragraph 13.3 below. Such payment by Landlord shall not constitute a waiver of any right or remedy Landlord may have because of Tenant’s default.

11.2 Holding Over. If Tenant does not vacate the Leased Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month-to-month, subject to all of the provisions of this Lease (except that the term will be month-to-month and the initial minimum monthly Base Rent will be one hundred fifty percent (150%) of the minimum monthly Base Rent then being paid by Tenant), or to eject Tenant from the Leased Premises and recover damages caused by wrongful holdover.

11.3 Nonmerger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any and all such subtenancies.

11.4 Priority of Lease. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust subsequently placed upon the Leased Premises, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Provided, however, the subordination of Tenant’s rights hereunder is conditioned upon the mortgagee or beneficiary under any deed of trust agreeing that Tenant’s peaceable possession of the Leased Premises and its rights under this Lease will not be disturbed so long as Tenant is not in material default under this Lease. If any party providing financing or funding to Landlord requires, as a condition of such financing or funding, that Tenant send such party written notice of any default by Landlord under this Lease, giving such party the right to cure such default until it has completed foreclosure and prevent Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, Tenant will execute and deliver any agreement required by such party in order to accomplish this purpose. Landlord agrees to obtain a Nondisturbance Agreement for the benefit of Tenant from all lienholders currently holding liens or a prior security interest in the Leased Premises and deliver the same to Tenant within thirty (30) days from the date of this Lease. Landlord also agrees to provide such a Nondisturbance Agreement from any future lender that wants to subordinate this Lease within ninety (90) days from the date of any such encumbrance. Tenant shall have the right to terminate this Lease if Landlord fails to obtain such Non-disturbance Agreements within such periods of time.

11.5 Landlord’s Liability; Sale. In the event the original Landlord hereunder, or any successor owner of the Leased Premises, shall sell or convey the Leased Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Provided Landlord is not in material default under this Lease beyond any applicable cure period, Tenant agrees to attorn to such new owner.

11.6 Estoppel Certificate. Within ten (10) days after Landlord’s or Tenant’s written request, the other shall deliver to the requesting party a written statement stating the date to which the rent and other charges have been paid, whether the Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested by the requesting party.

11.7 Parking. Without limiting the other rights specifically granted to Tenant in this Section 11.7, Tenant’s employees, agents, customers and invitees may, in common with Landlord or other tenants, use the parking area of the Leased Premises as designated and shown on the Site Plan attached to this Lease as Exhibit B for the temporary parking of automobiles or other vehicles. The parking areas, loading areas and sidewalks of the Leased Premises shall not be used for any purpose other than parking, loading and unloading of commercial vehicles and pedestrian traffic, respectively. Landlord shall not grant to any other tenant or other person any preferential parking rights or privileges in or to the parking areas on or benefiting the Leased Premises.

11.7.1 Primary Parking Facilities. Within thirty (30) days after the Commencement Date of this Lease, Landlord shall, at its cost and expense, provide Tenant no less than two hundred thirty-two (232) parking spaces for Tenant’s use within two hundred (200) feet of the boundary of the Leased Premises (the “Initial Parking”). Landlord at its option may provide the spaces through restriping the parking area adjacent to the Building located on the Leased Premises, constructing and improving additional hard surfaced parking areas on Supplemental Lot No. 1 or authorizing (through an appropriate non-revocable license) Tenant to utilize existing parking spaces on adjoining property retained by Landlord so long as those spaces are still located within two hundred (200) feet of the boundary of the Leased Premises. Landlord shall, at its sole cost and expense, pave, light, landscape and stripe the Initial Parking. Within one (1) year from the Commencement Date of this Lease, Landlord shall, at its cost and expense stripe and construct parking facilities located entirely on the Leased Premises having no less than a total of three hundred sixty-two (362) total spaces (ten (10) parking spaces for each one (1)-thousand RSF) (collectively hereinafter referred to as “Primary Parking Facilities”). Once the Primary Parking Facilities are constructed, Tenant shall be responsible to clean, repair and maintain the facilities, except for replacement of capital improvements in accordance with paragraph 6.2 of this Lease, including maintenance of landscaping islands, cleaning, restriping and ice and snow removal.

11.7.2 Option to Lease Additional Parking. In addition to the Primary Parking Facilities set forth above, Tenant shall have the option to Lease a portion of an approximately 2.6-acre parcel of property shown on the Site Plan attached hereto as Exhibit B and designated as Supplemental Lot number 2 (hereinafter “Supplemental Lot No. 2”). Landlord represents that Landlord owns and will own for 24 months after the Commencement Date Supplemental Lot No. 2. Tenant’s option to lease Supplemental Lot No. 2 shall accrue upon the Commencement Date of this Lease and shall expire twenty-four (24) months after the Lease Commencement Date. Tenant’s option to lease Supplemental Lot No. 2 shall be “AS IS” and Tenant shall be solely responsible for constructing any improvements needed to use Supplement Lot No. 2 for parking, including paving, lighting, landscaping, and striping as may be required by the applicable governmental authority. In the event Tenant timely exercises its option, Tenant agrees to pay Landlord an additional Three Thousand Dollars ($3,000.00) per month as rent for Supplemental Lot No. 2, commencing six (6) months after the date Tenant notifies Landlord of exercise of its option set forth in this paragraph. All improvements to Supplemental Lot No. 2 proposed by Tenant shall be made in accordance with the terms and conditions of paragraph 6.5 of this Lease, and Landlord agrees not to unreasonably withhold, condition or delay its consent to such improvements.

11.7.3 Valet Service. Tenant shall have the right to administer a parking valet service on all parking lots at Tenant’s sole cost and expense; provided, however, the valet service shall not materially affect the quiet enjoyment of other tenants in the business park.

12. ENVIRONMENTAL PROVISIONS.

12.1 Restrictions on Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be brought upon, used, stored, generated, or disposed of on or in the Leased Premises by Tenant, its agents, employees, contractors, or invitees, except for such Hazardous Substances as are necessary or used in connection with Tenant’s business. Any Hazardous Substances permitted on the Leased Premises, and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to the particular Hazardous Substance. Neither Tenant nor Landlord shall release or permit to be released any Hazardous Substance in violation of federal, state or local environmental laws or regulations, or which may adversely affect (a) the health, welfare, or safety of persons, whether located on the Leased Premises or elsewhere, or (b) the condition, use, or enjoyment of the Leased Premises or any other real or personal property.

12.2 Indemnities.

(a) Tenant hereby agrees that it shall be responsible for all costs and expenses relating to the use, storage, and disposal of Hazardous Substances kept on the Leased Premises by Tenant, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this paragraph, or any other state, federal or local environmental law or regulation. Tenant shall defend, indemnify, and hold Landlord and its agents harmless from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including without limitation, a decrease in value of the Leased Premises, damages caused by loss or restriction of rentable or useable space, or any damages caused by adverse impact on marketing of the Leased Premises and any and all sums paid for settlement of claims, attorney fees, consultant and expert fees), of whatever kind or nature, known, unknown, contingent or otherwise arising out of or in any related to (a) the release of a Hazardous Substance arising out of an act or omission of Tenant or its agents; (b) the presence, disposal, release, or threatened release of any such Hazardous Substance by Tenant that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Substance; (d) any lawsuit brought or threatened, settlement reached or government order relating to that Hazardous Substance; or (e) any violation of any state, local or federal environmental laws applicable to such Hazardous Substance. The provisions of this paragraph shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated within this Lease and shall survive the termination of this Lease.

(b) Landlord hereby agrees that it shall be responsible for all costs and expenses relating to the use, storage, and disposal of Hazardous Substances on, in or about the Leased Premises prior to the Commencement Date, and Landlord shall give immediate notice to Tenant of any violation or potential violation of the provisions of this paragraph, or any other state, federal or local environmental law or regulation. Landlord shall defend, indemnify, and hold Tenant and its agents harmless from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including without limitation, damages caused by loss or restriction of rentable or useable space and any and all sums paid for settlement of claims, attorney fees, consultant and expert fees), of whatever kind or nature, known, unknown, contingent or otherwise arising out of or in any related to (a) the release of a Hazardous Substance arising out of an act or omission of Landlord or its agents or any of its predecesssors in interest; (b) the presence, disposal, release, or threatened release of any such Hazardous Substance that is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to that Hazardous Substance; (d) any lawsuit brought or threatened, settlement reached or government order relating to that Hazardous Substance; or (e) any violation of any state, local or federal environmental laws applicable to such Hazardous Substance. The provisions of this paragraph shall be in addition to any other obligations and liabilities Landlord may have to Tenant at law or equity and shall survive the transactions contemplated within this Lease and shall survive the termination of this Lease.

12.3 Definition of Hazardous Substances. For purposes of this paragraph, the term “Hazardous Substance” means any substance that is toxic, ignitable, reactive, or corrosive, or that is regulated by any local government, the state of Washington, or the United States government according to environmental laws or regulations now in effect, or which may hereafter be enacted. “Hazardous Substance” includes any and all materials or substances that are defined as “hazardous waste,” “extremely hazardous waste,” or “hazardous substance” pursuant to state, federal, or local environmental laws and regulations. The term “Hazardous Substance” includes but is not restricted to asbestos, polychlorobiphenyls (“PCBs”), and petroleum and petroleum products.

12.4 Landlord Reports. Landlord represents that it has provided Tenant with correct and complete copies of all Phase I environmental reports obtained by or in Landlord’s possession or control pertaining to the Leased Premises.

13. DEFAULTS; REMEDIES.

13.1 Default. The following shall be defaults:

13.1.1 Payment Default. Failure of Tenant to make any Base or additional rent or other payment under this Lease within ten (10) days after written notice from Landlord stating that such payment is past due.

13.1.2 Unauthorized Transfer. Tenant makes any Transfer requiring landlord’s consent without Landlord’s prior written consent as required under paragraph 8.

13.1.3 Default In Other Covenant. Failure of Tenant to comply with any other term or condition or fulfill any other obligation of this Lease within twenty (20) days after written notice by Landlord specifying the nature of the default with reasonable particularity; provided, however, that no written notice shall be required or opportunity to cure afforded if Tenant has previously been in default after a material breach of this Lease on at least two occasions in the preceding Lease Year but in no event shall Landlord have the right to terminate this Lease without having afforded Tenant with a written notice and an opportunity to cure any and all breaches giving rise to the right to terminate this Lease.

13.1.4 Insolvency Defaults. Dissolution, termination of existence, insolvency on a balance sheet basis or business failure of Tenant; the commencement by Tenant of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor’s relief; the entry of a decree or order for relief against Tenant in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor’s relief; the appointment of or the consent by Tenant to the appointment of a receiver, trustee or custodian of Tenant or of any of Tenant’s property; an assignment for the benefit of creditors by Tenant; Tenant’s failure generally to pay its debts as such debts become due; the making or suffering by Tenant of a fraudulent transfer under applicable federal or state law; concealment by Tenant of any of its property in fraud of creditors; the making or suffering by Tenant of a preference within the meaning of federal bankruptcy law; or the imposition of a lien through legal proceedings or distraint upon any of the property of Tenant which is not discharged or bonded. During any period in which there is a Guarantor(s) of this Lease, each reference to “Tenants” in this paragraph shall be deemed to refer to “Guarantor or Tenant”, separately.

13.2 Remedies on Default. Upon default, Landlord may exercise any one or more of the following remedies, or any other remedy available under applicable law:

13.2.1 Termination of Lease. Upon a material default, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to terminate this Lease, Landlord may recover from Tenant: (i) the amount of any unpaid rent which has been earned at the time of such termination; plus (ii) the amount by which the unpaid rent which would have been earned after termination and for the balance of the Lease term exceeds the amount of such rental loss that Tenant proves that could have been reasonably avoided; plus (iii) any interest charged on delinquent rent; plus any other amount to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease.

13.2.2 Retake Possession. To the extent permitted by law, Landlord may re-enter and retake possession of the Leased Premises, on three (3) days’ advance notice, either by summary proceedings or any other applicable action or proceeding, or otherwise. Landlord may use the Leased Premises for Landlord’s own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Landlord may have by reason of Tenant’s default. None of these actions will be deemed an acceptance or surrender by Tenant.

13.2.3 Relet the Leased Premises. Landlord, at its option, may relet the whole or any part of the Leased Premises, from time to time, either in the name of Landlord or otherwise, to such tenants, for such terms ending before, on or after the expiration date of the Lease term, at such rentals and upon such other conditions (including concessions and free rent periods) as Landlord, in its sole discretion, may reasonably determine to be appropriate. Landlord, at its option, may make such physical changes to the Leased Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Tenant of any liability under this Lease or otherwise affecting Tenant’s liability. In the event Landlord elects to relet the Leased Premises, rent received by Landlord for such reletting shall be applied; first, to the payment of any cost of reletting; second, to pay the cost of any alterations or repairs to the Leased Premises; third, to the payment of indebtedness other than rent owed by Tenant to Landlord; and fourth, to the payment of rent due and unpaid under the Lease, and the residue, if any, shall be held by Landlord and applied to the payment of future rent as the same may become due and payable. Should rent received from the reletting of the Leased Premises during any month be less than the rent payable under the terms of the Lease by Tenant, then Tenant shall pay the deficiency to Landlord immediately upon demand.

13.2.4 Damages for Default. Whether or not Landlord retakes possession or relets the Leased Premises, Landlord may recover all damages caused by the default (including but not limited to unpaid rent, attorney’s fees relating to the default, and costs of reletting). Landlord may sue periodically to recover damages as they accrue during the remainder of the Lease term without barring a later action for further damages. Upon the occurrence of a payment default, Landlord may bring an action for accrued damages plus damages for the remaining Lease term equal to the difference between the rent specified in this

Lease and the reasonable rental value of the Leased Premises for the remainder of the term, discounted to the time of judgment at the rate of seven percent (7%) per annum.

13.3 Cure of Default. Without prejudice to any other remedy for default, Landlord or Tenant may perform any obligation or make any payment required to cure a default by the other. The cost of performance, including attorney’s fees and all disbursements, shall immediately be repaid by the responsible party upon demand, together with interest from the date of expenditure until fully paid at the rate of ten percent (10%) per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law.

13.4 Remedies Cumulative. Any right or remedy Landlord may have under this Lease arising out of Tenant’s breach of any covenant of this Lease shall be in addition to any other right or remedy for such breach provided by law.

14. TENANT IMPROVEMENTS. Except as set forth in this Lease or in a separate written Agreement between Landlord and Tenant, Tenant shall be solely responsible, at its cost and expense, to perform any improvements desired by Tenant and not required of Landlord by this Lease (“Tenant’s Improvements”). All of Tenant’s Improvements shall be subject to and conducted in accordance with the provisions of paragraph 6.5 of this Lease.

15. GENERAL PROVISIONS.

15.1 Waivers. No waiver by a party of performance of any provision of this Lease shall be deemed to be a waiver of nor prejudice that parties’ right to otherwise require performance of the same provision or any other provision.

15.2 Recording/Lease Disclosure. Tenant shall be entitled to record a memorandum of this Lease noting among other things Tenant’s option to purchase, but in no event shall the recorded memorandum disclose the rent amounts owed under this Lease. Tenant shall also have the right, and is hereby authorized to, prepare and file a financing statement with respect to Tenant’s option to purchase, subject to Landlord’s review and reasonable approval. Landlord shall cooperate in effecting the recording of any such memorandum. Tenant shall also be entitled to disclose this Lease and its terms in connection with any governmentally required disclosure obligation or to any investors or potential investors or purchasers of Tenant.

15.3 Notices. Notices under this Agreement shall be in writing and, unless otherwise required by law, may be delivered (1) personally; (2) by U.S. mail, certified or registered; (3) by a nationally recognized overnight courier service; or (4) by facsimile transmission, if a facsimile number has been provided by the party receiving notice, with a copy to be sent by U.S. first class mail. Mailed notices shall be deemed effective on the third day after deposited as registered or certified mail, postage prepaid, directed to the other party at the address shown above. Couriered notices shall be deemed delivered when the courier’s records indicate that delivery has occurred. Facsimile notices shall be effective when actually transmitted to the facsimile number provided. Either party may change its address for notices by written notice to the other.

15.4 Exhibits and Riders. Exhibits and riders, if any, attached or affixed to this Lease, are a part hereof as if set forth in full herein.

15.5 Construction. (a) This Lease shall be construed and governed by the laws of the State of Washington; (b) the invalidity or unenforceability of any provision hereof shall not affect or impair any other provision hereof; (c) this Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof; (d) this Lease may not be modified or amended except by written agreement signed and acknowledged by both parties; (e) if there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several; (f) time is of the essence of this Lease in each and every provision hereof; and (g) nothing contained herein shall create the relationship of principal and agent or of partnership or of joint venture between the parties hereto and no provisions contained herein shall be deemed to create any relationship other than that of Landlord and Tenant.

15.6 Successor. Subject to any limitations on assignments herein, all of the provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

15.7 Attorney’s Fees. In the event of any dispute arising out of or relating to this Lease, whether or not suit or other proceedings is commenced, and whether in mediation, arbitration, at trial, on appeal, in administrative proceedings, or in bankruptcy (including, without limitation, any adversary proceeding or contested matter in any bankruptcy case), the prevailing party shall be entitled to its costs and expenses incurred, including reasonable attorney fees. Venue shall be in Yakima County, Washington.

15.8 Commission / Agency Disclosure. Upon signing this Lease, the leasing broker, Washington Partners and its agents, Brian Kelly and Eric Lonergan (collectively “Tenant’s Agent”), represented the Tenant. However, Landlord agrees to pay a leasing commission to Tenant’s Agent in the amount of One Hundred Sixty-Seven Six Hundred Ninety-seven Dollars ($167,697.00) (Five Dollars ($5.00) per rentable square foot). Unless otherwise agreed between the parties, the commission shall be payable by Landlord on the Lease Commencement Date.

15.9 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicate originals to Landlord, and (b) Landlord has executed and delivered one of such originals to Tenant.

16. OPTION TO PURCHASE. Subject to the terms and conditions set forth in this paragraph 16.1 through 16.8, and provided that Tenant is not in material default under any terms and conditions of this Lease, Landlord hereby grants to Tenant an option to purchase the Leased Premises and all appurtenances thereto.

16.1 Option Property. Tenant’s option to purchase shall include all Real Property and improvements which constitute the Leased Premises (the commercial building and Real Property on which it is located and the Primary Parking Facilities), and, at Tenant’s option, may or may not, at Tenant’s option, include Supplemental Lot No. 2 (as more fully described in paragraph 11.7 above). Notwithstanding the foregoing, Tenant may not exercise its option to purchase Supplemental Lot No. 2 unless it also exercises its option to purchase the remainder of the Leased Premises.

16.2 Time of Exercise. Tenant’s right to exercise the option set forth in this paragraph shall accrue on the Commencement Date of this Lease and shall terminate twenty-four (24) months after the Lease Commencement Date. Tenant shall exercise its option to purchase by giving Landlord written notice of its intent to exercise the option, which notice shall indicate whether or not Tenant elects to acquire Supplemental Lot No. 2, along with the principal Leased Premises. Tenant’s notice of exercise of its option shall also include a promissory note payable to the closing agent in the amount of Two Hundred Three Thousand Nine Hundred Forty and No/100 Dollars ($203,940.00) as earnest money, to be applied towards the purchase price for the Property set forth in paragraph 16.3 below. Landlord and Tenant shall promptly enter into a Purchase and Sale Agreement, using the form attached hereto as Exhibit E, following Tenant’s exercise of its purchase option. Tenant’s exercise of its option shall be subject to Tenant’s reasonable satisfaction, within sixty (60) days after mutual execution of the Purchase and Sale Agreement, with its structural and environmental inspections of the property to be purchased. Once the inspection contingency has been removed, the promissory note shall be replaced with cash. If Tenant fails to timely exercise its option, Tenant agrees to execute an appropriate document (in recordable form) confirming that Tenant’s rights in and to the Leased Premises expire with this Lease if reasonably requested by Landlord.

16.3 Purchase Price. Tenant’s option to purchase the original Leased Premises (excluding Supplemental Lot No. 2) shall be for a fixed purchase price in the agreed amount of Two Million Thirty-Nine Thousand Four Hundred and No/100 ($2,039,400.00). Tenant’s additional option to purchase Supplemental Lot No. 2 shall be for a purchase price equal to the Fair Market Value of the property at the time of exercise. The Fair Market Value of Supplemental Lot No. 2 shall be determined by mutual agreement of the parties or, if the parties cannot agree, the Fair Market Value of Supplemental Lot No. 2 shall be determined by the binding appraisal procedure outlined in paragraph 16.4 below. Unless otherwise agreed between the parties in writing, Tenant shall pay the entire purchase price, in cash, at the time of Closing.

16.4 Appraisal Procedure. In the event Landlord and Tenant do not agree upon the Fair Market Value of Supplemental Lot No. 2 within twenty (20) days of Tenant’s notice of exercise of its option, the parties shall negotiate in good faith and select one (1) qualified, independent commercial real estate appraiser licensed in the state of Washington and familiar with the sale and rental of commercial real property in the area which includes the property. The selected appraiser shall then determine the Fair Market Value of Supplemental Lot No. 2 within thirty (30) days of appointment. The parties shall each pay one-half ( 1/2) of the cost of the appraisal. The Fair Market Value determined by the appraiser shall be used as the Option Purchase Price, unless Landlord or Tenant gives the other party written notice within fifteen (15) days after receipt of the appraisal, that the appraisal is not acceptable. The party objecting to the appraisal shall then obtain a second appraisal (with an appraiser meeting the qualifications set forth above), at such parties’ sole cost and expense within thirty (30) days of such rejection. In such event, the Fair Market Value of Supplemental Lot No. 2 shall be the average of the initial appraisal and the second appraisal obtained by the party objecting to the initial appraisal. The appraisal process set forth above must be completed no later than ninety (90) days of Tenant’s exercise of its option.

16.5 Title to the Leased Premises. If Tenant timely exercises its option to purchase as described herein, Landlord shall provide to Tenant a standard ALTA owner’s policy of title insurance covering the Leased Premises at the close of the transaction with an insurer selected by Landlord. Title to the Leased Premises shall be transferred to Tenant free and clear of all encumbrances, except those Tenant may have created or suffered, and subject to rights of existing tenants, rights reserved in federal patents, state or railroad deeds, building or use restrictions general to the area, zoning regulations, utility easements of record, rights-of-way or easements shown on the plat or visible by inspection, reserved oil and/or mineral rights and any future adjudication of surface water or groundwater rights by any appropriate federal and/or state proceeding.

16.6 Other Writings. The parties hereby agree to execute any and all additional documents which may be necessary in order to exercise this option and close the transaction pursuant to the terms and conditions stated herein.

16.7 Taxes and Other Charges. Unless otherwise agreed, any real estate taxes, leasehold excise taxes, insurance, interest or other utility charges constituting liens against the Leased Premises for which Landlord is responsible shall be prorated as of the Date of Closing.

16.8 Closing. Closing shall occur in the office of the title insurer selected by Landlord within ninety (90) days after Tenant’s and Landlord’s execution of the Purchase and Sale Agreement. The parties shall deposit with the closing agent all instruments, documents and money necessary to complete the sale of the Leased Premises in accordance with the terms of this option. All closing costs associated with the purchase of the Leased Premises, excluding the cost of a standard owner’s title insurance policy and real estate excise tax which shall be paid by Landlord, shall be borne equally by the parties.

17. TAX ABATEMENT. Landlord shall work and cooperate with tenant and local authorities to obtain a real estate and personal property tax abatement, along with other incentives offered, in order to reduce operating costs for Tenant. Upon receipt of any such benefits, they shall be fully passed through to Tenant so the full benefit thereof is realized by Tenant.

WHEREFORE, the parties have executed this Lease this 24th day of October, 2005.

LANDLORD:		TENANT:

CHINOOK BUSINESS PARK, L.L.C.		HOUSEVALUES, INC.

By:	/s/ GARY D. LUKEHART	By:		/s/ CLAYTON LEWIS
	Gary D. Lukehart, Member			Clayton Lewis
			Its:	President and COO